                  THIRD CASUALTY EXCESS REINSURANCE AGREEMENT


This Agreement is made and entered into by and between AMERICAN INTERSTATE INSURANCE COMPANY, and SILVER OAK CASUALTY, INC., both of De Ridder, Louisiana (hereinafter together called the "Company") and the Reinsurer specifically identified on the signature page of this Agreement (hereinafter called the "Reinsurer").


                                   ARTICLE 1

BUSINESS REINSURED

This Agreement is to indemnify the Company in respect of the net excess liability as a result of any loss or losses which may occur during the term of this Agreement under any Policies covering Casualty Business in force, written or renewed by or on behalf of the Company, subject to the terms and conditions herein contained.


                                   ARTICLE 2

COVER

A. The Reinsurer will be liable in respect of each and every Loss Occurrence, irrespective of the number and kinds of Policies involved, for the Ultimate Net Loss over and above an initial Ultimate Net Loss of $2,000,000 each and every Loss Occurrence, subject to a limit of liability to the Reinsurer of $3,000,000 each and every Loss Occurrence.

B. Coverage under the terms of this Agreement is extended to include losses reported to Reinsurers during the period of July 1, 1995 to June 30, 1997 on losses which occurred during the period of May 1, 1986 to June 30, 1995. However, this section shall only apply to losses reported to Reinsurers after the expiration of the reporting period specified in the Agreements in force beginning and subsequent to May 1, 1986. Notwithstanding the terms and conditions of the original Agreement, any losses recoverable under this Section B. shall be subject to all the applicable terms and conditions of this Agreement.

Recoveries from the Company's underlying Casualty Excess Reinsurance Agreement(s) will not be deducted when establishing Ultimate Net Loss for purposes of this Article.

Recoveries from the Company's Per Claimant Excess Reinsurance Agreement(s) will be deducted when establishing Ultimate Net Loss for purposes of this Article.


                                   ARTICLE 3

COMMENCEMENT AND TERMINATION

This Agreement shall become effective at 12:01 a.m., Central Standard Time, July 1, 1995, and shall remain in full force and effect until terminated as provided in the following paragraph.

Either the Company or the Reinsurer shall have the right to terminate this Agreement as of July 1, 1997, or any July 1 thereafter, by giving 90 days' prior notice in writing via either Certified or Registered Mail, return receipt requested.

Notwithstanding the July 1, 1997 anniversary, the Reinsurer will have the option to terminate this Agreement with 90 days' prior notice to July 1, 1996 for any of the following reasons:

A. The sale, merger, or acquisition of the Company by or with any other party or the sale or change in controlling interest of the Company so as to produce a loss in control over conduct of the business by the current owners and/or management, except any change of control or ownership within any insurance holding company system which effects no change in the ultimate controlling party;

B. A reduction of the paid-in capital of the Company for any reason whatsoever;

C. The appointment of a receiver, administrator, trustee, or conservator for the Company or the commencement of any liquidation, rearrangement, or bankruptcy proceeding against the Company;

D. Should the Company at any time reinsure its minimum or net retention on any class of business to which this Agreement applies, except as provided for in this Agreement;

E. The reinsurance loss ratio exceeds 110% as of March 1, 1996. The loss ratio will be based on insurance premium paid and reinsurance losses incurred as of March 1, 1996.

Upon termination of this Agreement, the entire liability of the Reinsurer for losses occurring subsequent to termination of this Agreement shall cease concurrently with the termination date of this Agreement.

Notwithstanding the above, the Company has the option to terminate this Agreement on a run-off basis, in which case the Reinsurer will continue to cover all Policies coming within the scope of this Agreement, including those written or renewed during the period of notice, until the natural expiration or anniversary of such Policies, whichever occurs first, but in no event longer than 12 months, plus odd time, not to exceed 15 months.


                                   ARTICLE 4

TERRITORY

This Agreement applies to losses arising out of Policies written in the United States of America, its territories and possessions, Puerto Rico and Canada, wherever occurring.


                                   ARTICLE 5

WARRANTIES

It is warranted for the purpose of this Agreement that:

A. As respects Third Party Liability coverage, the maximum limit issued by the Company any one Policy is $1,000,000 combined single limit (1973 Occurrence Form) or so deemed; or alternatively, $1,000,000 per occurrence/$3,000,000 general annual aggregate (1986 Occurrence Form), or so deemed.

         It is understood as respects the new ISO Commercial General Liability Policy, effective January 1, 1986, that the General Annual Aggregate limit section shall be protected hereunder on an each Loss Occurrence basis.

B. As respects statutory Workers' Compensation, the Company will maintain Per Claimant Excess Reinsurance coverage of $3,000,000 excess $2,000,000, with an annual aggregate recovery limit of $20,000,000 for each Agreement Year and $5,000,000 excess $5,000,000 with an annual aggregate recovery limit of $20,000,000 for each Agreement Year during the Agreement period, or so deemed.




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                                   ARTICLE 6

EXCLUSIONS

This Agreement does not cover:

A.       As respects all business:

         1.      Aggregate Excess Insurance.

         2.      a.       Atomic Energy and Nuclear Risks--all operations and
                          projects as per Nuclear Incident Exclusion Clauses -
                          Liability - Reinsurance, Nos. 08-31.1 (U.S.A.) and
                          08-32.1 (Canada) in respect of all business other than Workers' Compensation and Employers' Liability.

                 b. Atomic Energy and Nuclear Risks--all operations and projects in respect of Workers' Compensation and Employers' Liability business.

         3. Contamination, Seepage and Pollution, as per the attached clause.

         4.      Riot and civil commotion.

         5.      Reinsurance assumed, except:

                 a. Agency reinsurance (per risk or portfolio) is not excluded.

                 b. Reinsurance of an occasional individual risk or Policy is not excluded, provided the Company is not operating as a professional reinsurer.

                 c. Reinsurance on risks where all servicing, including claims handling, is done by the Company.

         6. Pools, Associations and Syndicates, except losses from Assigned Risk Plans or similar plans are not excluded.

         7. All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guarantee fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

         8.      Aggregate Workers' Compensation.

         9. Policies issued as excess coverage over other insurance or over a self-insured retention except on risks where all servicing, including claims handling, is done by the Company.

         10.     War as excluded by the Standard War Exclusion Clause.

         11. Risks with known asbestosis, black lung or brown lung exposures. Also, risks with silicosis exposures unless such exposure emanates from an incidental part of the insureds operations.





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
                 For the purposes of this exclusion, the term "incidental" shall mean less than 10% of any employees of an insured's time is engaged in functions involving a silicosis exposure.

         12.     Federal employees.

         13.     Financial Guarantee and Insolvency.

B.       As respects business other than Workers' Compensation and Employers'
         Liability:

         1.      Advertisers Liability--monoline.

         2.      Airports--all operations.

         3.      Amusement parks, carnivals and rides.

         4.      Amusement devices--manufacturing liability.

         5.      Anhydrous ammonia--distributing.

         6.      Animal shows and circuses.

         7.      Antifreeze products liability.

         8.      Asylums.

         9.      Automobile racing of any kind.

         10.     Automobile racing spectator liability.

         11.     Automobile third party liability.

         12.     Aviation and aircraft products and operations.

         13.     Burglar alarm contractors and manufacturers.

         14. Chemical manufacturing, unless incidental to the insured's overall operations.

         15. Construction, repair or maintenance of bridges, conduits, electric power lines, dams or reservoirs, jetties or breakwaters, oil or gas pipelines, railroads, ships or boats, subways and tunnels.

         16.     Demolition--marine.

         17.     Dike or revetment construction.

         18.     Drilling or redrilling of oil or gas wells.

         19.     Explosives of any kind or nature.

         20.     Fire alarm--products liability.

         21.     Fire protection systems--all operations.

         22.     Grain elevators.





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
         23.     Halfway or awareness houses.

         24.     Homes or schools for the mentally retarded.

         25.     Marine or offshore operations.

         26.     Motorcycle distributors.

         27.     Oil or gas--all classifications.

         28.     Oil or gas lease operators--all classifications.

         29.     Ore dock operations.

         30.     Products recall liability.

         31. Professional Indemnity and/or Errors and Omissions: architects, engineers, accountants, EDP firms, real estate or insurance agents, surveyors, travel agents, and all other miscellaneous.

         32. Professional Liability: blood banks, hospitals, clinics, lawyers, physicians, surgeons, dentists and nurses.

         33.     Railroads--all classifications.

         34.     Riding academies.

         35.     School boards liability.

         36.     Scuba equipment rental.

         37.     Scuba equipment manufacturing or distribution.

         38.     Scuba schools or instructors.

         39.     Ship building--all classifications.

         40.     Ski lifts, tows--including ski rental or sales.

         41.     Steel tanks or pressure vessel manufacturing.

         42.     Stevedoring and/or longshoremen--all operations.

         43.     Structural steel manufacturer or importer.

         44.     Toy manufacturing.

         45. Ocean Marine and all forms of legal liability arising out of the operation or navigation of ships or vessels except for the operation of small pleasure craft under 28 feet in length.

         46.     Warehousemen's legal liability.

         47.     D & O (except for condominium D & O).

         48.     Day care centers.





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
         49. Electric or gas utilities--all operations including blackouts and brownouts.

         50.     Equipment rental.

         51. Fire legal liability coverage exceeding limits of $500,000 per insured.

         52. Mining including underground mining, surface mining and quarrying.

         53.     Municipalities.

         54.     Pharmaceutical manufacturers.

         55. Products Liability coverage relating to the production, manufacture, distribution, or sale of any of the following:

                 a. Aircraft and instrumentation therefor, including any component parts of airframes and engines, and any other on-board parts or accessories that directly affect the safety, flying characteristics or communication capability of aircraft;

                 b.       Cosmetics, hair or skin preparations;

                 c. Drugs, medicines and pharmaceutical products except by retail drugstores or drug departments of supermarket and discount stores;

                 d.       Explosives or fireworks;

                 e. Agricultural business, including but not limited to pesticides, herbicides, fertilizers;

                 f.       Animal feed.

         56. Liquor Law Liability, except for Host Liquor Liability endorsements to General Liability Policies and Liquor Law Liability under endorsements attached to General Liability Policies.

         57. Hotels or motels over seven stories in height unless fire restrictive construction and equipped with smoke detectors in all rooms and public hallways.

Such reinsurance as would have been afforded but for the foregoing exclusions will apply to Policies issued to insureds regularly engaged in other occupations or activities where the prohibited operation is only incidental to the general conduct of the insured's business, or to Policies issued under an Assigned Risk Plan, or similar mandatory plan (other than Exclusion Nos. A.2. (a. and b.), A.3., A.7., A.10., A.13. and B.45., which are absolutely excluded).

Errors and omissions notwithstanding, if without the knowledge and contrary to the instructions of its supervisory underwriting personnel, the Company is bound on a risk specifically excluded hereunder, or by an existing insured extending its operations (other than Exclusion Nos. A.2. (a. and b.), A.3., A.7., A.10., A.13. and B.45., which are absolutely excluded), such reinsurance as would have been afforded but for the exclusion shall apply for a period of 30 days following receipt by said underwriting personnel of knowledge thereof.





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                                   ARTICLE 7

PREMIUM

A. The Company will pay the Reinsurer a deposit premium of $XXXX* for the Agreement Year commencing at July 1, 1995, payable quarterly in advance in the amount of $XXX* on July 1, 1995, October 1, 1995, January 1, 1996, and April 1, 1996.

B. Within 60 days following the end of each Agreement Year, the Company will calculate a premium at a rate of XXXX%* multiplied by the Company's Gross Net Earned Premium Income. Should the premium so calculated exceed the deposit premium paid in accordance with Paragraph A. above, the Company will immediately pay the Reinsurer the difference. Should the premium so calculated be less than the deposit premium, the Reinsurer will immediately pay the Company the difference subject to a minimum premium of $XXX*.

C. The minimum and deposit premium for subsequent Agreement Years will be based on the same percentage used to develop the minimum and deposit premium for the Agreement year that commenced at July 1, 1995.

D. Should the Company elect to terminate this Agreement on a run-off basis, the Company will pay the Reinsurer a premium of XXXX* against the unearned premium on Policies in force at the time of cancellation.


                                   ARTICLE 8

REINSTATEMENT

As respects General Liability business, loss payments under this Agreement will reduce the limit of coverage afforded by the amounts paid, but the limit of coverage will be reinstated from the time of the occurrence of the loss and for each amount so reinstated the Company agrees to pay an additional premium calculated at pro rata of the Reinsurer's premium for the Agreement Year that the loss occurred, being pro rata only as to the fraction of the face value of this Agreement (i.e., the fraction of $3,000,000) reinstated.

Nevertheless, the Reinsurer's liability as respects General Liability business hereunder shall never exceed $3,000,000 in respect of any one Loss Occurrence and, subject to the limit in respect of any one Loss Occurrence, shall be further limited to $6,000,000 as respects each Agreement Year during the Agreement period by reason of any and all claims arising hereunder.


                                   ARTICLE 9

REPORTS

Within 60 days following the end of each Agreement Year, the Company will furnish the Reinsurer with the following information:

A.       Gross Net Earned Premium Income of the Company for the Agreement Year;

B. Any other information which the Reinsurer may require to prepare its Annual Statement which is reasonably available to the Company.





__________________________________

         * Confidential treatment has been requested.

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

                                   ARTICLE 10

DEFINITIONS

A. The term "Casualty Business" as used in this Agreement shall mean all insurances and reinsurances written by the Company and classified by the Company as casualty.

B. The term "Ultimate Net Loss" as used in this Agreement shall mean the actual loss paid by the Company or for which the Company becomes liable to pay, such loss to include 90% of any Extra Contractual Obligation award (and expense) as defined in the EXTRA CONTRACTUAL OBLIGATION ARTICLE, 90% of any Excess of Policy Limits award as defined in the EXCESS OF POLICY LIMITS ARTICLE, expenses of litigation and interest, and all other loss expense of the Company including subrogation, salvage, and recovery expenses (office expenses and salaries of officials and employees not classified as loss adjusters are not chargeable as expenses for purposes of this paragraph), but salvages and all recoveries, including recoveries under all reinsurances which inure to the benefit of this Agreement (whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

         All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

         For purposes of this definition, the phrase "becomes liable to pay" shall mean the existence of a judgment which the Company does not intend to appeal, or a release has been obtained by the Company, or the Company has accepted a proof of loss.

         Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company's Ultimate Net Loss has been ascertained.

C. The term "Gross Net Earned Premium Income" as used in this Agreement shall mean gross earned premium income on business the subject of this Agreement less the earned premium income (if any) paid for reinsurances, recoveries under which would inure to the benefit of this Agreement.

D. The term "Policy" as used in this Agreement shall mean any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

E. The term "Loss Occurrence" as used in this Agreement shall mean any one disaster or casualty or accident or loss or series of disasters or casualties or accidents or losses arising out of or caused by one event, except that:

         As respects an occupational or other disease or cumulative trauma suffered by an employee for which the employer is liable, such occupational or other disease or cumulative trauma shall be deemed a Loss Occurrence within the meaning hereof. If the Company shall, within the term of this Agreement, sustain more than one loss arising from an occupational or other disease or cumulative trauma of one specific kind or class suffered by more than one employee of one insured, such losses shall be deemed to have arisen from one Loss Occurrence. A loss as respects each employee affected by an occupational or other disease or cumulative trauma shall be deemed to have been sustained by the Company at the date when compensable disability of the employee commenced and not any other date.

         As respects Products Personal Injury and Products Property Damage Liability Insurance, it is understood that injuries to all persons and all damage to property of others occurring during a Policy period and proceeding from or traceable to the same causative agency shall be deemed to have arisen out of one Loss Occurrence, and the date of such Loss Occurrence shall be deemed to be the commencing date





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
         of the Policy period. For the purposes of this provision, each annual period of a Policy which continues in force for more than one year shall be deemed to be a separate Policy period. The word "injuries" as used in this paragraph includes but is not limited to infection, contagion, poisoning or contamination.

F. The term "Agreement Year" as used in this Agreement shall mean the 12 consecutive months commencing with each July 1. Any period following termination of this Agreement in which the Reinsurer remains liable for losses arising out of Policies in force at the date of termination will be considered as part of the concluding Agreement Year.


                                   ARTICLE 11

INTERLOCKING

The parties to this Agreement recognize that a Loss Occurrence, as defined herein, may involve multiple Policies, and by reason of run-off termination with this Agreement covering in-force Policies and other reinsurances assuming liability on new and renewal Policies, a portion of the Loss Occurrence may be ascribed to this Agreement and to other reinsurances covering on substantially the same basis.

In such event, the Company's retention and the Reinsurer's limit of liability for the Loss Occurrence shall be proportionate, with the amount of Ultimate Net Loss to be retained by the Company under this Agreement being reduced to that percentage which the Company's settled losses attaching to this Agreement bear to the total of all the Company's settled losses contributing to the same Loss Occurrence. The Reinsurer's liability shall be arrived at in the same manner.


                                   ARTICLE 12

COMMUTATION

It is understood that at any time following the termination of this Agreement, the Company and the Reinsurer can mutually agree to commute any or all reinsurance incurred losses. Should both parties agree to commutation, the Company shall submit a statement listing amounts paid, and reserved, in respect of all reinsurance incurred losses. This statement shall form the basis of a final agreed value for all such losses for all reinsurers. The amounts of reserves contained therein shall be determined by employing one of the following alternatives:

A.       A calculation based on the following criteria:

         1. In respect of all "index linked" indemnity benefits, annuity values shall be calculated based upon applicable statutes.

         2. In respect of all unindexed indemnity benefits, annuity values shall be calculated based upon an annual discount rate of 5%.

         3. In respect of all future medical costs, an annuity calculation shall be based upon the Company's evaluation of long term medical care and rehabilitation requirements, using an annual discount rate of 0%, and an annual escalation rate of 2%.

         4. Where applicable, impaired life expectancy, survivors life expectancy, as well as remarriage probability shall be reflected in the calculation by employing tables required by applicable statutes.





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
B. The Company may determine the agreed value by purchasing (or obtaining a quotation for) an annuity from an annuity carrier who is "A+" Class VIII or better rated by A.M. Best.

This statement, duly signed by the Company, shall then be deemed to be the full and final statement of all known and unknown losses and the Reinsurer shall promptly pay the Company any amounts that may be shown to be due. Notwithstanding the above, such statement (whether involving payment of claims under this Agreement or not) shall constitute a complete release of liability of the Reinsurers in respect of the term of this Agreement in respect of all known and unknown losses.

This Commutation Clause shall survive the termination of this Agreement.


                                   ARTICLE 13

NET RETAINED LINES

This Agreement applies only to that portion of any insurances or reinsurances covered by this Agreement which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount in excess of which this Agreement attaches, only loss or losses in respect of that portion of any insurances or reinsurances which the Company retains net for its own account shall be included, it being understood and agreed that the amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amounts which may have become due from them, whether such inability arises from the insolvency of such other reinsurers or otherwise.

However, it is understood that the Company may carry quota share or excess of loss reinsurance on its net retained liability and such quota share or excess of loss reinsurance will be disregarded for the purpose of this Agreement.


                                   ARTICLE 14

CURRENCY

The currency to be used for all purposes of this Agreement shall be United States of America currency.


                                   ARTICLE 15

LOSS FUNDING

With respect to losses, funding will be in accordance with the attached Loss Funding Clause No. 13-01.2. However, if the above method of funding is unacceptable to the regulatory body of the jurisdiction where the Company is domiciled, the Reinsurer will furnish an outstanding cash advance or funds held in trust as an alternative method of funding.


                                   ARTICLE 16

TAXES

The Company will be liable for taxes (except Federal Excise Tax) on premiums reported to the Reinsurer hereunder.





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
Federal Excise Tax applies only to those Reinsurers, excepting Underwriters at Lloyd's, London and other Reinsurers exempt from the Federal Excise Tax, who are domiciled outside the United States of America.

The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax 1% of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.

In the event of any return of premium becoming due hereunder the Reinsurer will deduct 1% from the amount of the return and the Company or its agent should take steps to recover the Tax from the U.S. Government.


                                   ARTICLE 17

NOTICE OF LOSS AND LOSS SETTLEMENTS

The Company will advise the Reinsurer promptly of all claims which in the opinion of the Company may involve the Reinsurer and of all subsequent developments on these claims which may materially affect the position of the Reinsurer.

The Reinsurer agrees to abide by the loss settlements of the Company, provided that retroactive extension of Policy terms or coverages made voluntarily by the Company and not in response to court decisions (whether such court decision is against the Company or other companies affording the same or similar coverages) will not be covered under this Agreement.

When so requested the Company will afford the Reinsurer an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense of any claim or suit or proceeding involving this reinsurance and the Company will cooperate in every respect in the defense of such claim, suit or proceeding.

The Reinsurer will pay its share of loss settlements immediately upon receipt of proof of loss from the Company.


                                   ARTICLE 18

EXCESS OF POLICY LIMITS

In the event the Ultimate Net Loss includes an amount in excess of the Company's Policy limit, such amount, as provided for in the definition of Ultimate Net Loss, in excess of the Company's Policy limit shall be added to the amount of the Company's Policy limit, and the sum thereof shall be covered hereunder, subject to the Reinsurer's limit of liability appearing in the COVER ARTICLE of this Agreement.

However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.


                                   ARTICLE 19

EXTRA CONTRACTUAL OBLIGATIONS

This Agreement shall protect the Company, subject to the Reinsurer's limit of liability appearing in the COVER ARTICLE of this Agreement, where the loss includes any Extra Contractual Obligations as provided in the





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
definition of Ultimate Net Loss. "Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Agreement and which arise from handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Loss Occurrence.

However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.


                                   ARTICLE 20

DELAY, OMISSION OR ERROR

Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.


                                   ARTICLE 21

INSPECTION

The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect, through its authorized representatives, all books, records and papers of the Company in connection with any reinsurance hereunder, or claims in connection herewith.


                                   ARTICLE 22

ARBITRATION

Any irreconcilable dispute between the parties to this Agreement will be arbitrated in Dallas, Texas in accordance with the attached Arbitration Clause No. 22-01.1.


                                   ARTICLE 23

SERVICE OF SUIT

The attached Service of Suit Clause No. 20-01.5 - U.S.A., will apply to this Agreement.


                                   ARTICLE 24

INSOLVENCY

In the event of the insolvency of the Company the attached Insolvency Clause No. 21-01 will apply.





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

                                   ARTICLE 25

INTERMEDIARY

Sedgwick Re, Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications including notices, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages and loss settlements relating thereto shall be transmitted to the Reinsurer or the Company through Sedgwick Re, Inc., 1501 Fourth Avenue, Suite 1400, Seattle, Washington 98101. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed only to constitute payment to the Company to the extent that such payments are actually received by the Company.

                                   ARTICLE 26


PARTICIPATION:   THIRD CASUALTY EXCESS OF LOSS REINSURANCE AGREEMENT
                 EFFECTIVE:  July 1, 1995

This Agreement obligates the Reinsurer for _______% of the interests and liabilities set forth under this Agreement.

The participation of the Reinsurer in the interests and liabilities of this Agreement shall be separate and apart from the participations of other reinsurers and shall not be joint with those of other reinsurers, and the Reinsurer shall in no event participate in the interests and liabilities of other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Agreement as of the following dates:


                          PARTICIPATING REINSURERS
- --------------------------------------------------------------------------------

         Reliance Reinsurance Corporation
           Reliance Insurance Company                               20.00%
         St. Paul Re Management Corporation
           St. Paul Fire and Marine Insurance Company               25.00%
         Skandia America Reinsurance Corporation                    25.00%
         TIG Reinsurance Company                                    20.00%
         Transatlantic Reinsurance Company                          10.00%
                                                                   -------

         Total                                                     100.00%


Upon completion of Reinsurers' signing, fully executed signature pages will be forwarded to you for the completion of your file.

                                   ARTICLE 26


PARTICIPATION:   THIRD CASUALTY EXCESS OF LOSS REINSURANCE AGREEMENT
                 EFFECTIVE:  July 1, 1995

This Agreement obligates the Reinsurer for 20.00% of the interests and liabilities set forth under this Agreement.

The participation of the Reinsurer in the interests and liabilities of this Agreement shall be separate and apart from the participations of other reinsurers and shall not be joint with those of other reinsurers, and the Reinsurer shall in no event participate in the interests and liabilities of other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Agreement as of the following dates:

In Philadelphia, Pennsylvania, this                day of               , 1995.

                                         RELIANCE INSURANCE COMPANY
                                         (THROUGH RELIANCE REINSURANCE CORP.)


                                         By
                                           -----------------------------------
                                                     (signature)



                                         -------------------------------------
                                                        (name)



                                         -------------------------------------
                                                        (title)

                                   ARTICLE 26


PARTICIPATION:   THIRD CASUALTY EXCESS OF LOSS REINSURANCE AGREEMENT
                 EFFECTIVE:  July 1, 1995

This Agreement obligates the Reinsurer for 25.00% of the interests and liabilities set forth under this Agreement.

The participation of the Reinsurer in the interests and liabilities of this Agreement shall be separate and apart from the participations of other reinsurers and shall not be joint with those of other reinsurers, and the Reinsurer shall in no event participate in the interests and liabilities of other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Agreement as of the following dates:

In New York, New York, this          day of                         , 1995.

                                     ST. PAUL FIRE AND MARINE INSURANCE COMPANY


                                     By
                                       -----------------------------------
                                                  (signature)



                                       -----------------------------------
                                                     (name)



                                       -----------------------------------
                                                     (title)
                                       St. Paul Re Management Corporation
                                       Reinsurance Managers

                                   ARTICLE 26


PARTICIPATION:   THIRD CASUALTY EXCESS OF LOSS REINSURANCE AGREEMENT
                 EFFECTIVE:  July 1, 1995

This Agreement obligates the Reinsurer for 25.00% of the interests and liabilities set forth under this Agreement.

The participation of the Reinsurer in the interests and liabilities of this Agreement shall be separate and apart from the participations of other reinsurers and shall not be joint with those of other reinsurers, and the Reinsurer shall in no event participate in the interests and liabilities of other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Agreement as of the following dates:

In New York, New York, this           day of                       , 1995.

                                           SKANDIA AMERICA REINSURANCE
                                              CORPORATION
                                           Wilmington, Delaware


By                                         By
  -----------------------------------        ----------------------------------
            (signature)                                (signature)


  -----------------------------------        ----------------------------------
              (name)                                      (name)


  -----------------------------------        ----------------------------------
              (title)                                     (title)

                                   ARTICLE 26


PARTICIPATION:   THIRD CASUALTY EXCESS OF LOSS REINSURANCE AGREEMENT
                 EFFECTIVE:  July 1, 1995

This Agreement obligates the Reinsurer for 20.00% of the interests and liabilities set forth under this Agreement.

The participation of the Reinsurer in the interests and liabilities of this Agreement shall be separate and apart from the participations of other reinsurers and shall not be joint with those of other reinsurers, and the Reinsurer shall in no event participate in the interests and liabilities of other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Agreement as of the following dates:

In Stamford, Connecticut, this         day of                        , 1995.

                                        TIG REINSURANCE COMPANY
                                        Stamford, Connecticut


                                        By
                                          -----------------------------------
                                                     (signature)



                                          -----------------------------------
                                                        (name)



                                          -----------------------------------
                                                        (title)

                                   ARTICLE 26


PARTICIPATION:   THIRD CASUALTY EXCESS OF LOSS REINSURANCE AGREEMENT
                 EFFECTIVE:  July 1, 1995

This Agreement obligates the Reinsurer for 10.00% of the interests and liabilities set forth under this Agreement.

The participation of the Reinsurer in the interests and liabilities of this Agreement shall be separate and apart from the participations of other reinsurers and shall not be joint with those of other reinsurers, and the Reinsurer shall in no event participate in the interests and liabilities of other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Agreement as of the following dates:

In New York, New York, this          day of                       , 1995.

                                        TRANSATLANTIC REINSURANCE COMPANY
                                        New York, New York



                                        By
                                          -----------------------------------
                                                     (signature)



                                          -----------------------------------
                                                        (name)



                                          -----------------------------------
                                                        (title)
and in De Ridder, Louisiana, this             day of                 ,1995.


                                        AMERICAN INTERSTATE INSURANCE COMPANY
                                        For and on behalf of
                                        AMERICAN INTERSTATE INSURANCE COMPANY
                                        SILVER OAK CASUALTY, INC.


                                        By
                                          -----------------------------------
                                                     (signature)



                                          -----------------------------------
                                                        (name)



                                          -----------------------------------
                                                        (title)





              THIRD CASUALTY EXCESS OF LOSS REINSURANCE AGREEMENT

                                   issued to

                     AMERICAN INTERSTATE INSURANCE COMPANY
                           SILVER OAK CASUALTY, INC.

                      NUCLEAR INCIDENT EXCLUSION CLAUSE -
                        LIABILITY - REINSURANCE - U.S.A.

(Wherever the word "Reassured" appears in this clause, it shall be deemed to read "Reassured," "Reinsured," "Company," or whatever other word is employed throughout the text of the reinsurance agreement to which this clause is attached to designate the company or companies reinsured.)

    (1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

    (2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

    LIMITED EXCLUSION PROVISION.*

      I. It is agreed that the policy does not apply under any liability coverage,

            to    injury, sickness, disease, death or            with respect
                  destruction bodily injury or property damage   to which an
                                                                 insured under
                                                                 the policy is
                                                                 also an

            insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

     II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

    III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

            (a)     become effective on or after 1st May, 1960, or

            (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph
                    (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following the approval of the Limited Exclusion provision by the Governmental Authority having jurisdiction thereof.

    (3) Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

        Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

    BROAD EXCLUSION PROVISION.*

    It is agreed that the policy does not apply:

      I.    Under any Liability Coverage, to      injury, sickness, disease,
                                                  death or destruction bodily
                                                  injury or property damage

            (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

            (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

     II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating

            to  immediate medical or surgical relief       to expenses incurred
                first aid,                                 with respect

            to  bodily injury, sickness, disease or
                death bodily injury                        resulting from the
                                                           hazardous properties
                                                           of nuclear material
                                                           and

            arising out of the operation of a nuclear facility by any person or organization.

    III.    Under any Liability Coverage, to       injury, sickness, disease,
                                                   death or destruction bodily
                                                   injury or property damage
                                                   resulting from the hazardous
                                                   properties of nuclear
                                                   material, if

            (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

            (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

            (c)     the           injury, sickness, disease, death or
                                  destruction bodily injury or property
                                  damage arises out of the furnishing by
                                  an insured of services,


            materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (c) applies only to injury to or destruction of property at such nuclear facility. property damage to such nuclear facility and any property thereat.

     IV.    As used in this endorsement:

            "HAZARDOUS PROPERTIES" include radioactive, toxic or explosive properties; "NUCLEAR MATERIAL" means source material, special nuclear material or byproduct material; "SOURCE MATERIAL," "SPECIAL NUCLEAR MATERIAL," and "BYPRODUCT MATERIAL" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "SPENT FUEL" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "WASTE" means any waste material (1) containing byproduct material other than tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content, and (2) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility; "NUCLEAR FACILITY" means

            (a)     any nuclear reactor,

            (b) any equipment or device designed or sued for (1) separating the isotopes of uranium of plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

            (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or devices is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

            (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

            and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "NUCLEAR REACTOR" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

            With respect to injury to or destruction of property, the word "injury" or destruction "property damage" includes all forms of radioactive contamination of property. includes all forms of radioactive contamination of property.

      V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

             (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

            (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

            until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

    (4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.


- --------------------------------------------------------------------------------

    * NOTE: The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

- --------------------------------------------------------------------------------

                      NUCLEAR INCIDENT EXCLUSION CLAUSE -
                        LIABILITY - REINSURANCE - CANADA


    1. This Agreement does not cover any loss or liability accruing to the Company as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

    2. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Company, whether new, renewal or replacement, of the following classes, namely.
                    Personal Liability.
                    Farmers Liability.
                    Storekeepers Liability.
which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:

    LIMITED EXCLUSION PROVISION.

        This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limits of liability.

        With respect to property, loss of use of such property shall be deemed to be property damage.

    3. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Company, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers Liability, Storekeepers Liability or Automobile Liability contracts), which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision of:

    BROAD EXCLUSION PROVISION.

        It is agreed that this Policy does not apply:
        (a) to liability imposed by or arising under the Nuclear Liability Act; nor
        (b) to bodily injury or property damage with respect to which an Insured under this Policy is also insured under a contract of nuclear energy liability insurance (whether the insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; nor
        (c) to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:

             (i) the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;
            (ii) the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and
           (iii) the possession, consumption, use, handling, disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be useable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

        As used in this Policy:
        1. The term "nuclear energy hazard" means the radioactive, toxic, explosive, or other hazardous properties of radioactive material;
        2. The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Atomic Energy Control Board may, by regulation, designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;
        3.  The term "nuclear facility" means:
            (a) any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;
            (b) any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;
            (c) any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;
            (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

            and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

        4. The term "fissionable substance" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.
        5. With respect to property, loss of use of such property shall be deemed to be property damage.

                          SEEPAGE AND POLLUTION CLAUSE


As respects Policies classified by the Company as Commercial General Liability, this Agreement does not cover Liability arising out of the actual alleged or threatened discharge, dispersal, release or escape of pollutants:

1.  At or from any premise owned, rented or occupied by the insured;

2. At or from any site or location used by the insured for the handling, storage, disposal, processing or treatment of waste;

3. Which are at any time transported, handled, stored, treated, disposed of, or processed as waste by the insured or by any person or organization for whom the insured may be legally responsible.

4. At or from any site or location on which the insured or any contractors or subcontractors working directly or indirectly on behalf of the insured are performing operations:

    a. If the pollutants are brought on or to the site or location in connection with such operations; or

    b. If the operations are to test for, monitor, clean up, remove, contain, treat, detoxify or neutralize the pollutants;

    including any loss, cost, or expense arising out of any governmental directive or request that the insured test for, monitor, clean up, remove, contain, treat, detoxify or neutralize pollutants.

    The term "pollutants" as used herein shall mean any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste, including materials to be recycled, reconditioned or reclaimed.

    However, this exclusion shall not apply to Bodily Injury or Property Damage Liability caused by heat, smoke, or fumes from a hostile fire. As used herein, the term "hostile fire" shall mean a fire which becomes uncontrollable or breaks out from where it was intended to be.

                                  LOSS FUNDING

This clause is only applicable to those Reinsurers who cannot qualify for credit by the State having jurisdiction over the Company's loss reserves.

As regards policies or bonds issued by the Company coming within the scope of this Agreement, the Company agrees that when it shall file with the insurance department or set up on its books reserves for losses covered hereunder which it shall be required to set up by law it will forward to the Reinsurer a statement showing the proportion of such loss reserves which is applicable to them.

The Reinsurer hereby agrees that it will apply for and secure delivery to the Company a clean irrevocable and unconditional Letter of Credit issued by a bank chosen by the Reinsurer and acceptable to the appropriate insurance authorities, in an amount equal to the Reinsurer's proportion of the loss reserves in respect of known outstanding losses that have been reported to the Reinsurer and allocated loss expenses relating thereto as shown in the statement prepared by the Company. Under no circumstances shall any amount relating to reserves in respect of losses or loss expenses Incurred But Not Reported be included in the amount of the Letter of Credit.

The Letter of Credit shall be "Evergreen" and shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless thirty (30) days prior to any expiration date, the bank shall notify the Company by certified or registered mail that it elects not to consider the Letter of Credit extended for any additional period.

The Company, or its successors in interest, undertakes to use and apply any amounts which it may draw upon such Credit pursuant to the terms of the Agreement under which the Letter of Credit is held, and for the following purposes only:

    (a) To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any liability for loss reinsured by this Agreement, the payment of which has been agreed by the Reinsurer and which has not otherwise been paid.

    (b) To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's share of any liability reinsured by this Agreement.

    (c) In the event of expiration of the Letter of Credit as provided for above, to establish deposit of the Reinsurer's share of known and reported outstanding losses and allocated expenses relating thereto under this Agreement. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon shall accrue to the benefit of the Reinsurer. It is understood and agreed that this procedure will be implemented only in exceptional circumstances and that, if it is implemented, the Company will ensure that a rate of interest is obtained for the Reinsurers on such a deposit account that is at least equal to the rate which would be paid by Citibank N.A. in New York, and further that the Company will account to the Reinsurers on an annual basis for all interest accruing on the cash deposit account for the benefit of the Reinsurer.

The bank chosen for the issuance of the Letter of Credit shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

At annual intervals, or more frequently as agreed but never more frequently than semiannually, the Company shall prepare a specific statement, for the sole purpose of amending the Letter of Credit, of the Reinsurer's share of known and reported outstanding losses and allocated expenses relating thereto. If the statement shows that the Reinsurer's share of such losses and allocated loss expenses exceeds the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment of the Letter of Credit increasing the amount of credit by the amount of such difference. If, however, the statement shows that the Reinsurer's share of known and reported outstanding losses plus allocated loss expenses relating thereto is less than the balance of credit as of the statement date, the Company shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

NOTE: --Wherever used herein the terms:

    "Company" shall be understood to mean "Company," "Reinsured," "Reassured" or whatever other term is used in the attached reinsurance agreement to designate the reinsured company. "Agreement" shall be understood to mean "Contract," "Agreement," "Policy" or whatever other term is used to designate the attached reinsurance document. "State" shall be understood to mean the state, province or Federal authority having jurisdiction over the Company's loss reserves.

                               ARBITRATION CLAUSE

As a condition precedent to any right of action hereunder, any irreconcilable dispute between the parties to this Agreement will be submitted for decision to a board of arbitration composed of two arbitrators and an umpire.

Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other within a reasonable time after the dispute has arisen.

The members of the board of arbitration shall be active or retired disinterested officials of insurance or reinsurance companies, or Underwriters at Lloyd's, London, not under the control or management of either party to this Agreement. Each party shall appoint its arbitrator and the two arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within four weeks after being requested to do so by the claimant, the latter shall also appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within four weeks after their nominations, each of them shall name three, of whom the other shall decline two, and the decision shall be made by drawing lots.

The claimant shall submit its initial brief within 45 days from appointment of the umpire. The respondent shall submit its brief within 45 days thereafter and the claimant may submit a reply brief within 30 days after filing of the respondent's brief.

The board shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross-examination and rebuttal shall be allowed. The board shall make its decision within 60 days following the termination of the hearing unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the board in any court having jurisdiction.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.

NOTE: --Wherever used herein, the term "Company" shall be understood to mean
    "Reinsured," "Reassured" or whatever other term is used in the attached Agreement to designate the reinsured company. The term "Agreement" shall be understood to mean "Contract," "Policy" or whatever other term is used to designate the attached reinsurance document.

                                SERVICE OF SUIT

This Clause applies only to a reinsurer domiciled outside the United States of America or should the Company be authorized to do business in the State of New York, a reinsurer unauthorized in New York as respects suits instituted in New York.

It is agreed that in the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer hereon, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Clause constitutes or should be understood to constitute a waiver of the Reinsurer's right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States district court or to seek a transfer of a case to another court as permitted by the laws of the United States of any state in the United States.

It is further agreed that service of process in such suit may be made upon Messrs. Mendes & Mount, 750 Seventh Avenue, New York, New York 10019-6829 and that in any suit instituted against the Reinsurer upon this Agreement, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the superintendent, commissioner or director of insurance or other officer specified for that purpose in the statute or his successor or successors in office as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

NOTE: --Wherever used herein the terms:

    "Company" shall be understood to mean "Company," "Reinsured," "Reassured" or whatever other term is used in the attached reinsurance Agreement to designate the reinsured company. "Agreement" shall be understood to mean "Contract," "Agreement," "Policy" or whatever other term is used to designate the attached reinsurance document.

                               INSOLVENCY CLAUSE

In the event of the insolvency of the Company, reinsurance under this Agreement shall be payable by the Reinsurer on the basis of the liability of the Company under Policy or Policies reinsured without diminution because of the insolvency of the Company, to the Company or to its liquidator, receiver, or statutory successor except as provided by Section 4118(a) of the New York Insurance Law or except when the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company and when the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

It is agreed, however, that the liquidator or receiver or statutory successor of the insolvent Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding when such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

When two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the insolvent Company.

Should the Company go into liquidation or should a receiver be appointed, the Reinsurer shall be entitled to deduct from any sums which may be due or may become due to the Company under this reinsurance Agreement any sums which are due to the Reinsurer by the Company under this reinsurance Agreement and which are payable at a fixed or stated date as well as any other sums due the Reinsurer which are permitted to be offset under applicable law.

NOTE: --Wherever used herein the terms:

    "Company" shall be understood to mean "Company," "Reinsured," "Reassured" or whatever other term is used in the attached reinsurance Agreement to designate the reinsured company. "Agreement" shall be understood to mean "Contract," "Agreement," "Policy" or whatever other term is used to designate the attached reinsurance document.